EXHIBIT 10.5

AMENDMENT TO
TERRA TECH CORP.
AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN

This Amendment to Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is made in accordance with the provisions of Section 31 of the Plan. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

1.	Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a)	The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 43,976,425 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s Terra Tech Corp. 2016 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after December 11, 2018, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan; provided, however, that no more than 2,000,000 Shares shall be added to the Plan pursuant to subsection (ii).”

2.	Except as expressly amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment this 14th day of February, 2020.

TERRA TECH CORP.

By:	/s/ Derek Peterson
Name:	Derek Peterson
Title:	CEO